UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 2, 2004
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Reisterstown Road Plaza, Baltimore, Maryland

On August 4, 2004, we entered into a joint venture agreement with the current owners of an existing shopping center known as Reisterstown Road Plaza, containing 779,397 gross leasable square feet. The center is located at 6500-6512 Reisterstown Road, Baltimore, Maryland.

We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $88,500,000 to this joint venture and received an equity interest representing majority ownership and operating control of this joint venture.

We made our capital contribution to the joint venture with our own funds. However, we expect to place financing on the property at a later date. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Home Depot, Public Safety Service and National Wholesale Liquidators, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Home Depot	115,289	15	5.20	11/02	01/33

Public Safety Service	107,705	14	12.00	01/98	04/11

National Wholesale Liquidators	91,129	12	4.00	05/00	01/11

For federal income tax purposes, the depreciable basis in this property will be approximately $66,375,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Reisterstown Road Plaza was built in 1986 and renovated in 2004. As of August 1, 2004, this property was 86% occupied, with a total 668,369 square feet leased to 72 tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
African Art and Craft	222	Month-To-Month	10,800	48.65
Shingar	2,250	09/04	41,333	18.37
Perfumery International, Inc.	200	01/05	16,000	80.00
Injury Treatment Center	3,501	03/05	50,660	14.47
Hip Hop One Stop	238	06/05	10,800	45.38
Baltimore City Community College (BCCC)	14,620	05/06	189,329	12.95
Royal Gems & Jewelry	330	09/06	13,530	41.00
Time and More	787	09/06	13,355	16.97
Changes	4,500	09/06	28,176	6.16
Burlington Coat Factory	60,000	10/06	342,000	5.70
Gifts and Balloons	238	12/06	12,000	50.42
Avenue	5,000	01/07	71,250	14.25
Popeyes	3,523	01/07	59,891	17.00
Bank of America	5,250	01/07	77,976	14.85
Payless Shoes	4,985	07/07	43,519	8.73
Sally Beauty Supply	1,500	11/07	27,000	18.00
Power Gamer	1,902	12/07	31,954	16.80
Nuvo	2,017	12/07	25,213	12.50
Furniture Palace	39,243	12/07	247,231	6.30
Accent Hair	1,690	01/08	35,152	20.80
Rent-A-Center	4,300	01/08	73,100	17.00
Juvenile Justice	7,291	01/08	98,428	13.50
Revelations Shoe Shop	845	03/08	11,314	13.39
Jackson Hewitt Tax Service	1,217	04/08	30,425	25.00
Gallo	5,143	04/08	42,790	8.32
Vogue Hair Supply	1,050	05/08	20,066	19.11
Park West Medical	7,783	06/08	92,229	11.85
Thi Delight	588	08/08	17,640	30.00
Economy Shoes	3,293	09/08	32,930	10.00
Vital Records	11,500	11/08	154,675	13.45
Sepia Sand & Sable	1,267	12/08	20,272	16.00
Shoe Crazy	4,655	02/09	93,100	20.00
An Angel's Touch	1,598	02/09	19,751	12.36
Board of Nursing	15,232	02/09	195,731	12.85
Dollar City	5,181	04/09	51,810	10.00
Curves For Women	1,600	06/09	22,400	14.00
His and Hers	3,478	06/09	76,516	22.00
The Great Cookie	751	06/09	14,344	19.10
Chic Nails	839	08/09	17,770	21.18
New Direction Barber Shop	1,086	12/09	22,372	20.60
Gold Lagoon	839	03/10	13,827	16.48
Provident Bank	2,593	11/10	57,046	22.00
National Wholesale Liquidators	91,129	01/11	364,516	4.00
Public Safety Service	107,705	04/11	1,292,400	12.00
Subway	250	05/12	27,000	108.00
Vision Beauty Supply	2,832	07/12	43,896	15.50
All Eyes	1,857	07/12	28,691	15.45
Plaza Podiatry	1,964	08/12	39,280	20.00
DHMN State (BCCC)	23,250	10/12	290,625	12.50
Mattress Warehouse	4,000	11/12	76,000	19.00
Mall Spirits	2,236	01/13	27,637	12.36
Footlocker	3,000	03/13	54,000	18.00
Square Circle	651	03/13	10,416	16.00
KS Alterations	500	03/13	15,750	31.50
Cobblers And Cleaners	1,374	04/13	27,480	20.00
Social Security Administration	14,885	06/13	145,873	9.80
Evergreen Cafe	835	07/13	25,050	30.00
Sausage Plus	386	07/13	8,492	22.00
Steak Busters	855	07/13	34,200	40.00
Harbor City Bake Shop	1,061	05/13	25,464	24.00
Blackstone Men's Wear	3,540	07/13	46,020	13.00
Lot Stores	5,335	07/13	34,678	6.50
Pick-A-Pretzel	318	07/13	7,950	25.00
Burgundy Park Seafood	544	07/13	26,112	48.00
Total Health Center	1,050	09/13	15,750	15.00
Metro II	1,453	10/13	24,701	17.00
Shoe City	6,740	01/14	89,979	13.35
Marshalls	28,500	04/14	299,607	10.50
Original Mamma Lucia	1,695	05/14	59,325	35.00
Baltimore City Community College WBJC Radio Station	5,010	06/14	64,629	12.90
Applebee's Neighborhood Grill & Bar	6,000	02/18	88,020	14.67
Home Depot	115,289	01/33	600,000	5.20

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Wal-Mart Supercenter, Jonesboro, Arkansas

On August 4, 2004, we purchased an existing freestanding retail center known as Wal-Mart Supercenter, containing 149,704 gross leasable square feet. The center is located at 1911 West Parker Road in Jonesboro, Arkansas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $10,853,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $72 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Wal-Mart Supercenter, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Wal-Mart Supercenter	149,704	100	5.40	10/97	10/17

For federal income tax purposes, the depreciable basis in this property will be approximately $8,140,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Academy Sports & Outdoors, Houma, Louisiana

On August 2, 2004, we purchased a newly constructed freestanding retail center known as Academy Sports & Outdoors, containing 60,001 gross leasable square feet. The center is located at 1777 Martin Luther King Boulevard in Houma, Louisiana.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $5,250,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $88 per square foot of leasable space.

We purchased this property with our own funds. On August 5, 2004, we obtained financing for this property in the amount of $2,920,000. The loan requires interest only payments at an annual rate of 5.12% and matures September 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Academy Sports & Outdoors, will lease 100% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per
Lessee	(Sq. Ft.)	GLA	Annum ($)	Lease	Term

Academy Sports & Outdoors	60,001	100	7.00	06/04	05/24

For federal income tax purposes, the depreciable basis in this property will be approximately $3,937,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Item 7. Financial Statements and Exhibits

  Financial Statements

To be subsequently filed for Reisterstown Road Plaza and Wal-Mart Supercenter, Jonesboro, AZ. No financials will be filed for Academy Sports and Outdoors, Houma, LA, as the property was completed in June 2004 and there were no significant operations prior to our acquisition and therefore, do not require financial statements to be filed under Rule 3-14.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By: /s/ Lori J. Foust

Name: Lori J. Foust
Title: Principal Accounting Officer

Date: August 6, 2004